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                                                 SANCHEZ COMPUTER ASSOCIATES, INC

                                                           EXHIBIT 11-1

                                                 COMPUTATION OF PER SHARE EARNINGS

                                         Years ended December 31, 1995, 1994 and 1993 and
                                              Six Months ended June 30, 1996 and 1995

                                               (In thousands, except per share data)

                                              Year Ended        Year Ended        Year Ended        Six Months        Six Months
                                             December 31,      December 31,      December 31,          Ended            Ended
                                                1993              1994              1995           June 30, 1995     June 30, 1996
                                             ------------      ------------      ------------      -------------     -------------

Net Earnings                                         $463            $3,038            $1,587               $207              $377
                                             ------------      ------------      ------------      -------------     -------------

Average common shares outstanding                   7,846             7,846             8,279              8,168             8,406

Average common share equivalents                    1,210             1,426             1,297              1,389               814
                                             ------------      ------------      ------------      -------------     -------------

Average number of common shares and
common share equivalents outstanding                9,056             9,272             9,576              9,557             9,220
                                             ------------      ------------      ------------      -------------     -------------

Earnings per common share                     $      0.05       $      0.33       $      0.17       $       0.02      $       0.04
                                             ------------      ------------      ------------      -------------     -------------
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